EXHIBIT 10.1


                    WINN LIMITED PARTNERSHIP
                  2209 Century Drive, Suite 300
                  Raleigh, North Carolina 27612



                       November 17, 1997




CapStar Management Company, L.P.
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007
Attention:  Mr. Paul W. Whetsell

CapStar Winston Company, L.L.C.
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007
Attention:  Mr. Paul W. Whetsell

     Re:  Additional Hotel Lease Agreements and
          Agreement Relating to Planned Hotels

Gentlemen:

     In connection with the Agreement dated as of the 29th day of October, 1997, by and among CapStar Management Company, L.P. ("CapStar"), CapStar Hotel Company ("CapStar Corp."), Winston Hospitality, Inc. ("Winston") and Robert W. Winston, III and John
B. Harris, Jr., (collectively, the "Shareholders"), this letter sets forth the terms upon which WINN Limited Partnership (the "Partnership"), Winston Hotels, Inc. (the "REIT") and CapStar Winston Company, L.L.C. (the "Subsidiary") agree to enter into hotel leases pursuant to which Subsidiary shall lease from the Partnership certain hotels currently under construction and an agreement to enter into hotel leases with respect to the leasing of hotels planned for development, provided that neither the REIT nor the Partnership has given notice of any event of default which remains in effect under any of the existing hotel leases between the Subsidiary and the REIT or the Partnership.

      1. Additional Hotel Lease Agreements. The Partnership agrees to lease to the Subsidiary the following three (3) hotel properties: (i) Richmond, Virginia, Homewood Suites Hotel (123 rooms); (ii) Alpharetta, Georgia, Homewood Suites Hotel (112 rooms); and (iii) Raleigh, North Carolina, Homewood Suites Hotel (136 rooms) (the "Additional Hotels"). The Additional Hotels will be leased pursuant to a form of lease agreement substantially in the form of the existing leases between the Partnership and Winston modified by a Master Lease Amendment in the form attached hereto as Appendix 1 with the economic terms of such leases structured to


CapStar Management Company, L.P.
CapStar Winston Company, L.L.C.
November 17, 1997
Page 2

generate the desired FFO yield to the REIT and a lessee gross operating profit (defined as total revenue less all lease payments due the Partnership and all property operating costs except property taxes, except fire and casualty insurance, and except furniture, fixtures and equipment reserve) for the Subsidiary as lessee of not less than (i) 2.9% of gross room revenue for the Richmond, Virginia, Homewood Suites Hotel;
(ii) 5.1% of the gross room revenue of the Alpharetta, Georgia, Homewood Suites Hotel; and (iii) 4.8% of the gross room revenue for the Raleigh, North Carolina, Homewood Suites Hotel, based upon the REIT's operating projections for the respective Additional Hotels for the first year of operations as previously provided to CapStar, a copy of which is attached hereto as Appendix 2.


      2. Agreement Relating to Planned Hotels. The Partnership agrees to lease the following five hotel properties to the
Subsidiary: (i) Lake Mary, Florida, Homewood Suites Hotel (112 rooms); (ii) Durham, North Carolina, Homewood Suites Hotel (96 rooms); (iii) Winston-Salem, North Carolina, Marriott Courtyard (122 rooms); (iv) the proposed Ponte Vedra, Florida, Hampton Inn (estimated 120 rooms); and (v) the proposed Chapel Hill, North Carolina, Hilton Garden Inn (estimated 150 rooms) (the "Planned Hotels"). The Planned Hotels will be leased pursuant to a form of lease which is substantially the same as the existing lease between the Partnership and Winston modified by a Master Lease Amendment attached hereto as Appendix 1. The agreement to lease the Ponte Vedra, Florida, Hampton Inn and the Chapel Hill, North Carolina, Hilton Garden Inn is subject to the development of such hotels being undertaken and completed.

     The lease payments for the Planned Hotels would be established in terms of revenue break points and rent percentages to leave the Subsidiary as lessee with a lessee gross operating profit (defined as total revenue less all lease payments due the Partnership and all property operating costs, except property taxes, except fire and casualty insurance, and except furniture, fixtures and equipment reserve) of approximately 4.0% of total revenues and the REIT with its desired FFO yield, all of which will be based upon the pro-forma operating budget as agreed upon by the REIT and CapStar coupled with the REIT's estimated costs of the respective development projects. If CapStar and the REIT cannot agree as to the rent structure then prior to entering into a lease for one or more of the Planned Hotels with a third party, the REIT will give notice of the third party lease terms to
CapStar. CapStar will have a right of first refusal for five days after receipt of such notice to accept such terms and enter into such lease.

      3. This letter agreement shall be construed and enforced in accordance with and governed by the laws of the State of North
Carolina.


CapStar Management Company, L.P.
CapStar Winston Company, L.L.C.
November 17, 1997
Page 3



      Please indicate your acceptance to the terms of this letter agreement by signing and returning the enclosed duplicate copy to WINN Limited Partnership, marked to the attention of Mr. Robert
W. Winston, III.

                              Very truly yours,

                              WINN LIMITED PARTNERSHIP

                              By:  WINSTON HOTELS, INC.,
                                   General Partner

                              By:  /s/ Robert W. Winston, III
                                 -------------------------------

                                 Name:  Robert W. Winston, III
                                        ------------------------
                                 Title: President
                                        ------------------------


ACCEPTED AND AGREED

CAPSTAR MANAGEMENT COMPANY, L.P.

By:  CAPSTAR HOTEL COMPANY
     as General Partner of CapStar Management Company, L.P.

     By: /s/ William Driscall
        --------------------------

        Name: William Driscall
             ---------------------
        Title: Vice President
              --------------------


CAPSTAR WINSTON COMPANY, L.L.C.,
a Delaware limited liability company

By:  CAPSTAR MANAGEMENT COMPANY, L.P.
     as Managing Member of CapStar Winston Company, L.L.C.

     By:  CAPSTAR HOTEL COMPANY
          as General Partner of CapStar Management Company, L.P.

          By: /s/ William Driscall
             --------------------------

             Name: William Driscall
                  ---------------------
             Title: Vice President
                   --------------------